NUMBER 2011-005

SHARES 1,143,000

# ARRESTAGE INTERNATIONAL, INC.

*This Certifies that* CrestRock Advisors, Inc. *is the owner of* 1,143,000 *fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.*

*In Witness Whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.*

*Dated* May 30, 2012

---RESTRICTED SHARES---
The shares represented by this certificate have not

*For Value Received,* ____ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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_____________________________________________________

____________________________________________ *Shares*

*represented by the within Certificate, and do hereby irrevocably constitute and appoint*

____________________________________________ *Attorney*

*to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.*

*Dated* ______________ _____

*In presence of*

____________________________ ____________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER